Exhibit 10.2

FIRST AMENDMENT
TO JOHN D. OIL AND GAS COMPANY
1999 STOCK OPTION AND AWARD PLAN

JOHN D. OIL AND GAS COMPANY, a Maryland corporation (the “Company”), hereby amends the Original Plan (defined below) in accordance with this First Amendment to John D. Oil and Gas Company 1999 Stock Option and Award Plan, effective as of December 31, 2008 (the “Amendment,” and together with the Original Plan, the “Amended Plan”).

RECITALS:

A.	Liberty Self-Stor, Inc., a Maryland Corporation (“Liberty”), adopted the Liberty Self-Stor, Inc. 1999 Stock Option and Award Plan effective as of December 28, 1999 (the “Original Plan”).

B.	Liberty changed its name to John D. Oil and Gas Company effective as of June 27, 2005.

C.
In order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, the Company desire to amend the Original Plan as set forth in this Amendment as follows.

ACCORDINGLY, the Company hereby amends the Original Plan as follows:

1.           Change to Section 1 of the Original Plan. The Company hereby deletes in its entirety Section 1 of the Original Plan and replaces in its entirety the following as Section 1 of the Amended Plan:

1.           PURPOSE.

(a)           The purpose of this Plan is to advance the interests of JOHN D. OIL AND GAS COMPANY, a Maryland corporation (the “Company”), by providing additional incentive to attract and retain qualified and competent persons who are key to the Company, including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

(b)           Section 409A.  This Plan and any Awards granted hereunder are intended to be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions.  Any provision of this Plan to the contrary notwithstanding, Grandfathered Awards shall not be governed by the provisions of this Plan but instead shall continue to be governed by the provisions of the Liberty Self-Stor, Inc. 1999 Stock Option and Award Plan effective as of December 28, 1999 (the “Original Plan”) as in effect on December 31, 2004.

2.           Changes to Section 2 of the Original Plan. The Company hereby amends Section 2 of the Original Plan as follows:

(a)	The following is added in its entirety as Section 2(a) of the Amended Plan:

(a)           “Award” shall mean, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options or Restricted Shares.

(b)
Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(g), 2(h), 2(j), 2(k), 2(l), 2(m), 2(n), 2(o), 2(p), 2(q), 2(s), 2(t), 2(u), and 2(v) of the Original Plan are redesignated in their entirety as Sections 2(b), 2(c), 2(d), 2(e), 2(f), 2(h), 2(i), 2(m), 2(n), 2(o), 2(p), 2(q), 2(r), 2(t), 2(u), 2(w), 2(y), 2(z), and 2(aa), respectively, of the Amended Plan.

(c)	Section 2(f) of the Original Plan is deleted in its entirety and the following is added in its entirety as Section 2(g) of the Amended Plan:

(g)           “Controlled Entity” shall mean any trust, partnership, limited liability company or other entity in which such person that receives Options or Restricted Shares under this Plan acts as trustee, managing partner, managing member or otherwise controls; provided that, to the extent any such Options or Restricted Shares received under this Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Options or Restricted Shares.

(d)	Section 2(i) of the Original Plan is deleted in its entirety and the following is added in its entirety as Section 2(j) of the Amended Plan:

(j)            “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows (in order of applicability):  (i) if on the Grant Date or other determination date the Share is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Share on that exchange or in that market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on that trading day) or, (ii) if no sale of Shares is reported for that trading day, on the next preceding day on which any sale has been reported.  If the Share is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Share as determined by the determined by such methods or procedures as shall be established from time to time by the Committee in good faith in a manner consistent with Section 409A.

(e)	Section 2(i) of the Original Plan is deleted in its entirety and the following is added in its entirety as Section 2(j) of the Amended Plan:

(f)	The following is added in its entirety as Section 2(k) of the Amended Plan:

(k)           “Grandfathered Awards” means all Awards made under the Plan which were earned and vested on or before December 31, 2004.  Grandfathered Awards are subject to the provisions of Section 1(b) above.

(g)	The following is added in its entirety as Section 2(l) of the Amended Plan:

(l)           “Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.  The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

(h)	The following is added in its entirety as Section 2(s) of the Amended Plan:

(s)           “Original Plan” has the meaning set forth in Section 1(b).

(i)	Section 2(r) of the Original Plan is deleted in its entirety and the following is added in its entirety as Section 2(v) of the Amended Plan:

(v)           “Restricted Shares” shall mean Shares granted or sold pursuant to Section 11 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 11 has expired.

(j)	The following is added in its entirety as Section 2(x) of the Amended Plan:

(x) “Section 409A” means Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder.

3.           Change to Section 7 of the Original Plan. The Company hereby deletes in its entirety Section 7 of the Original Plan and replaces in its entirety the following as Section 7 of the Amended Plan:

7.           OPTION PRICE. The Committee shall establish, at the time any Option is granted, the price per Share for which the Shares covered by the Option may be purchased; provided, however, that in no event shall such Option price be less than 100% of the Fair Market Value of the Shares on the date on which the Option is granted; provided, further, that with respect to an Incentive Stock Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, the Option price shall not be less than 110% of the fair market value of the Shares subject to the Incentive Stock Option on the date such Option is granted.

4.           Change to Section 8 of the Original Plan. The Company hereby amends Section 8 of the Original Plan by adding the following in its entirety as the sixth sentence of Section 8 of the Amended Plan:

Notwithstanding the foregoing, no payment of the exercise price under this Section 5 shall be made if such form of payment constitutes a deferral of compensation within the meaning of Section 409A or otherwise causes the Option to be subject to the requirements of Section 409A.

5.           Changes to Section 9 of the Original Plan. The Company hereby amends Section 9 of the Original Plan as follows:

(a)	Section 9(a) of the Original Plan is deleted in its entirety and is replaced in the Amended Plan in its entirety by the following:

(a)           The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall (i) an Option be exercisable after the expiration of ten years from the date of grant of the Option or (ii) an Incentive Stock Option granted to a Participant, who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, be exercisable after the expiration of five years from the date of grant of the Incentive Stock Option.

(b)	Section 9(c) of the Original Plan is deleted in its entirety and is replaced in the Amended Plan in its entirety by the following:

(c)           The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option; provided, however, that any such acceleration of the exercisability of the Option or the vesting of any Shares is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any acceleration of the exercisability of the Option or the vesting of any Shares under this Section 9(c) shall comply with Section 409A.

(c)	Section 9(d) of the Original Plan is deleted in its entirety and is replaced in the Amended Plan in its entirety by the following:

(d)           If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine; provided, however, that any such waiver of installment exercise provisions of the Option is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any waiver of installment exercise provisions of the Option under this Section 9(d) shall comply with Section 409A.

(d)	The following is added in its entirety as Section 9(e) of the Amended Plan:

(e)           With respect to any extensions that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date.  Unless otherwise determined by the Committee, any extension of the term of an Option under this Section 9(e) shall comply with Section 409A to the extent applicable.

(e)	The following is added in its entirety as Section 9(f) of the Amended Plan:

(f)           With respect to any postponements that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such postponement, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the postponement shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date.  Unless otherwise determined by the Committee, any postponement of the term of an Option under this Section 9(f) shall comply with Section 409A to the extent applicable.

(f)	The following is added in its entirety as Section 9(g) of the Amended Plan:

(g)           The Company may toll the expiration of an Option while the participant cannot exercise the Option because such an exercise would jeopardize the ability of the Company to continue as a going concern; provided that the period during which the Option may be exercised is not extended by more than thirty (30) days after the exercise of the Option (a) would no longer violate an applicable Federal, state, local, or foreign law or (b) would first no longer jeopardize the ability of the Company to continue as a going concern.  Unless otherwise determined by the Committee, any tolling of the expiration of an Option under this Section 9(g) shall comply with Section 409A to the extent applicable.

6.           Change to Section 12 of the Original Plan. The Company hereby amends Section 12 of the Original Plan by adding in its entirety the following as Section 12(e) of the Amended Plan:

(e)           Notwithstanding the foregoing, no adjustment shall be made under 12(a) and no amendment, modification or change in the terms of any Option shall be made under Section 12(b) which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.

7.           Change to Section 17 of the Original Plan. The Company hereby amends Section 17 of the Original Plan by adding in its entirety the following as the last sentence of Section 17(a) of the Amended Plan:

Notwithstanding the foregoing, no amendment or modification of this Plan or any Award shall be made under this Section 17 which will result in the any Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.

8.           Addition of New Section 19 to the Amended Plan. The Company hereby adds Section 19 to the Amended Plan in its entirety as follows:

19.  SECTION 409A.  The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder.  To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add any such other provisions as are required to fully comply with the applicable provisions of Section 409A applicable to the Plan.  The Committee shall comply with Section 409A in establishing the rules and procedures applicable to the Plan.  Notwithstanding any provision of this Plan or any Award to the contrary, if all or any portion of the payments and/or benefits under this Plan or any Award are determined to be “nonqualified deferred compensation” subject to Section 409A and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), as determined by the Committee in accordance with Section 409A, as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), and the delayed payment or distribution of all or any portion of such amounts to which the Participant is entitled under this Plan and/or any Award is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 19 shall be paid or distributed to the Participant in a lump sum on the earlier of (a) the date that is six (6) months following termination of the Participant’s employment, (b) a date that is no later than thirty (30) days after the date of the Participant’s death or (c) the earliest date as is permitted under Section 409A.  For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein.  Any remaining payments due under this Plan and any Award shall be paid as otherwise provided therein.

9.           Full Force and Effect.  Except to the extent specifically modified in this Amendment, each and every provision of the Original Plan remains in full force and effect in the Amended Plan.

10.         Miscellaneous.  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio.  In the event of any conflict between the original terms of the Original Plan and this Amendment, the terms of this Amendment shall prevail.